Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-44962, 33-44963, 33-64832, 33-74418, 33-86106, 33-86108, 333-39653, 333-37163, 333-71539 and 333-58016) of American Superconductor Corporation of our report dated June 27, 2003 relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated June 27, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

Boston, Massachusetts

June 30, 2003